                                                                 EXHIBIT d(1)(d)

                                 AMENDMENT NO. 3
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

         This Amendment dated as of May 2, 2003, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 21, 2000, between AIM Equity Funds, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to add two new portfolios, the AIM U.S. Growth Fund and the AIM Basic Value II Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES


NAME OF FUND                                                          EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                                          ------------------------------------

AIM Aggressive Growth Fund                                                      June 1, 2000

AIM Basic Value II Fund                                                        August__, 2002

AIM Blue Chip Fund                                                              June 1, 2000

AIM Capital Development Fund                                                    June 1, 2000

AIM Charter Fund                                                                June 1, 2000

AIM Constellation Fund                                                          June 1, 2000

AIM Core Strategies Fund                                                      December 28, 2001

AIM Dent Demographic Trends Fund                                                June 1, 2000

AIM Diversified Dividend Fund                                                 December 28, 2001

AIM Emerging Growth Fund                                                        June 1, 2000

AIM Large Cap Basic Value Fund                                                  June 1, 2000

AIM Large Cap Growth Fund                                                       June 1, 2000

AIM Mid Cap Growth Fund                                                         June 1, 2000

AIM U.S. Growth Fund                                                           August__, 2002

AIM Weingarten Fund                                                             June 1, 2000

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR


         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                           AIM AGGRESSIVE GROWTH FUND


NET ASSETS                                                                                              ANNUAL RATE
---------                                                                                               -----------

First $150 million...................................................................................   0.80%
Over $150 million....................................................................................   0.625%


                               AIM BLUE CHIP FUND
                          AIM CAPITAL DEVELOPMENT FUND


NET ASSETS                                                                                              ANNUAL RATE
---------                                                                                               -----------
First $350 million...................................................................................   0.75%
Over $350 million....................................................................................   0.625%


                                AIM CHARTER FUND
                             AIM CONSTELLATION FUND


NET ASSETS                                                                                              ANNUAL RATE
---------                                                                                               -----------
First $ 30 million...................................................................................   1.00%
Over $30 million to and including $150 million.......................................................   0.75%
Over $150 million....................................................................................   0.625%



                        AIM DENT DEMOGRAPHIC TRENDS FUND


NET ASSETS                                                                                              ANNUAL RATE
---------                                                                                               -----------
First $2 billion.....................................................................................   0.85%
Over $2 billion......................................................................................   0.80%

                            AIM EMERGING GROWTH FUND


NET ASSETS                                                                                              ANNUAL RATE

First $1 billion.....................................................................................   0.85%
Over $1 billion......................................................................................   0.80%



                         AIM LARGE CAP BASIC VALUE FUND


NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------

First $1 billion....................................................................................     0.60%
Over $1 billion to and including $2 billion.........................................................     0.575%
Over $2 billion.....................................................................................     0.55%



                            AIM CORE STRATEGIES FUND
                          AIM DIVERSIFIED DIVIDEND FUND
                            AIM LARGE CAP GROWTH FUND


NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
First $1 billion....................................................................................     0.75%
Over $1 billion to and including $2 billion.........................................................     0.70%
Over $2 billion.....................................................................................    0.625%



                             AIM MID CAP GROWTH FUND


NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------

First $1 billion.....................................................................................     0.80%
Over $1 billion......................................................................................     0.75%

                              AIM U.S. GROWTH FUND
                             AIM BASIC VALUE II FUND


NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------

First $1 billion.....................................................................................     0.75%
Over $1 billion to and including $ 2 billion.........................................................     0.70%
Over $2 billion......................................................................................     0.65%



                               AIM WEINGARTEN FUND


NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
First $30 million....................................................................................   1.00%
Over $30 million to and including $350 million.......................................................   0.75%
Over $350 million....................................................................................  0.625%"


         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                                AIM EQUITY FUNDS


Attest:                                         By:
       ----------------------------------             -------------------------
          Assistant Secretary                               Robert H. Graham
                                                                President


(SEAL)

                                                A I M ADVISORS INC.


Attest:                                         By:
       ----------------------------------             -------------------------
          Assistant Secretary                            Mark H. Williamson
                                                             President


(SEAL)




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